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                                                                Exhibit 10.10

                          SERVICE MARK LICENSE AGREEMENT

     THIS AGREEMENT made as of the 9th day of June, 1998 by and between NATHAN A. CHAPMAN, JR., an individual and citizen of the United States (the "Licensor"), and CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC., a Maryland corporation, and its wholly owned subsidiary, CHAPMAN CAPITAL MANAGEMENT, INC., a District of Columbia corporation (the "Licensees") (the "Agreement").

                                  WITNESSETH:

     WHEREAS, Licensor owns certain valuable service marks described in Appendix A hereto (hereinafter the "Marks"), said Marks having been used by Licensor in connection with investment advisory, administrative services, and mutual fund services (collectively the "Services"), and said Marks are well known and recognized by the general public and associated in the public mind with Licensor;

     WHEREAS, Licensees desire to use the Marks in their business operations as an investment advisory and investment management company; and

     WHEREAS, on the terms set forth herein, Licensor is willing to grant unto Licensees a license to use the Marks.

     NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed:

     1. Grant of License.

     1.1 Upon the terms and conditions herein set forth, Licensor grants to Licensees, and Licensees hereby accept, a revocable, non-exclusive, non-transferable license to utilize the Marks in connection with the Services.

     1.2 Licensees shall not be required to make any further payments for the use of the Marks as contemplated herein.

     1.3 Licensees shall use the Marks only in the United States and its territories.

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     2. Services

     2.1 For the preservation of Licensor's rights in the Marks, the parties understand and agree that Licensor must maintain control over the nature and quality of the Services, and advertising, promotional activities, and other activities in connection with which Licensees use the Marks. Licensor authorizes the Licensees to use the Marks for the Services, but Licensor has the right, prior to use by Licensees of the Marks (or any one of them) in any manner on or in connection with the Services to examine and approve the manner in which Licensees use the Marks. Licensees shall ensure that the Services meet or exceed the highest quality standards of the investment management and investment advisory industry. Licensor reserves the right, at any time during the term of this License, to review Licensees' use of the Marks to insure that Licensees' use is in compliance with this Agreement. In addition, Licensees, if Licensor so requests, shall submit to Licensor for its prior approval, all advertising, promotional or display material proposed to bear the Marks.

     2.2 Licensees agree to cooperate fully with Licensor for the purpose of securing and preserving Licensor's rights or registrations in and to the Marks. All artwork and designs involving the Marks, or any reproduction thereof, shall remain the property of Licensor (notwithstanding their invention or use by Licensees), and Licensor shall be entitled to use the same and to license the use of the same by others except where inconsistent with the terms of this Agreement. During the term hereof, Licensees agree to diligently and continually use and advertise the Marks in connection with the Services subject to the provisions of this Agreement.

     3. Effect of Licensee's Use.

     Any use of the Marks by Licensees in accordance with this Agreement shall enure to the benefit of Licensor and this Agreement shall not operate to transfer or convey any proprietary interest in the Marks to Licensees.

     4. Acknowledgment of Validity and Goodwill of the Marks.

     Licensees acknowledge and admit the validity of the Marks and any registrations thereof, Licensor's exclusive right, title and interest therein, the goodwill pertaining thereto and the secondary meaning of the Marks in the mind of the public. Licensees covenant that they will not, directly or indirectly, attack or assist another in attacking the validity of the Marks or any registrations therefor. This paragraph shall survive the termination for any reason whatsoever of this Agreement.

     5. Trademark Notice.

     Where feasible, practical and appropriate, Licensees shall mark all advertising and promotional materials utilizing the Marks with proper trademark notices as prescribed by Licensor.

                                      2

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     6.  Infringement by Third Parties.

     6.1 Licensor has the first right, but not the obligation, to enforce its rights in any of the marks against any third parties and, if it so desires, may commence or prosecute any claim or suit in its own name or in the names of Licensees or join Licensees as a party. Licensor shall bear the expense of, and receive any recovery from, any action resulting from any such infringement; provided, however, that if Licensor and Licensees agree that Licensees shall bear part of the expense of such litigation, Licensees shall be entitled to share in any monetary judgement recovered in the same proportion as the amount that their contribution of expenses bears to the total expense of the litigation. Licensees shall not institute any suit or take any action on account of the Marks without first obtaining Licensor's written consent.

     6.2 In the event tat suit for infringement by the Marks is brought against Licensees, Licensees shall immediately notify Licensor in writing of such suit. Upon timely notice of such suit, Licensor shall provide a defense at Licensor's sole cost and expense.

     7.  Term and Termination.

     7.1 Licensor shall have the right to terminate this Agreement for any reason or for no reason at all upon thirty (30) days' written notice to Licensees.

     7.2 Licensor shall have the right to immediately terminate this Agreement upon the occurrence of any of the following:

          7.2.1 Any attempt by Licensees to assign or otherwise transfer this Agreement or any rights granted under this Agreement without the prior written consent of Licensor.

          7.2.2 The sale by Licensees of substantially all of its assets, whether by sale of shareholder interest or sale of assets, or a change in control of Licensees.

          7.2.3 The insolvency of Licensees.

          7.2.4 The cessation of the use of the Marks in Licensees' business.

          7.2.5 The receivership or bankruptcy of Licensees, or if Licensees should make an assignment for the benefit of creditors.

     8.  Indemnification.

     Licensees shall indemnify, defend and hold Licensor harmless from and against all claims, losses, liabilities, judgements and expenses (as provided below)

                                     3

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resulting from or attributable to claims against Licensor by virtue of
Licensee's use of the Marks. If a claim is asserted against Licensor, Licensor shall promptly advise Licensees in writing of such claim and Licensor shall cooperate fully in the defense thereof and furnish to Licensees all evidence and assistance in Licensor's control. To the extent that Licensees control the defense, agree to have Licensor control the defense, or to the extent Licensees enter into or agree to a settlement agreement, Licensees shall indemnify Licensor from and against any and all liability, damages, and reasonable costs (including attorneys' fees but not including attorneys' fees incurred by Licensor in monitoring or participating in any defense provided by Licensees) incurred by Licensor as a result of any such claim or any resulting judgement or settlement.

     9.  Assignment.

     Licensees shall not assign or otherwise transfer this Agreement or the license granted under this Agreement without the prior written consent of Licensor, which consent may be withheld in Licensor's sole and absolute discretion, for any reason or for no reason whatsoever.

     10.  Use of Marks After Termination.

     Upon the termination of this Agreement, for any reason whatsoever, Licensees shall immediately discontinue the use of the Marks and thereafter shall no longer use or have the right to use the Marks, any variation thereof or any word(s) and or logo(s) similar thereto. Licensees hereby agree that at the termination of this Agreement, Licensees shall be deemed to have assigned, transferred and conveyed to Licensor any rights, equities, goodwill, titles or other rights in and to the Marks which have been obtained by Licensees pursuant to this Agreement or otherwise. If requested by Licensor, Licensees shall, without further consideration therefor, execute any instrument to accomplish or confirm the foregoing.

     11.  Licensor's Remedies.

     Licensees acknowledge that their failure to comply with the obligations and covenants as set forth in this Agreement (after notice, if applicable, in accordance with Section 7), will result in immediate and irremediable damage to Licensor. Licensees acknowledge and admit that there is no adequate remedy at law for such default, and Licensees agrees that in the event of such default, Licensor shall be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court may deem just and proper. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which Licensor is entitled under this Agreement or otherwise at law or equity. In addition, Licensees agree to publish, at its sole expense, a statement (approved by Licensor) in such trade journals and other periodicals that collectively have a circulation reasonably likely to be seen by Licensees' customers acknowledging Licensees' breach of this Agreement.

                                       4

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     12.   Notices.

     Any and all notices or communications hereunder shall be in writing and duly given if mailed or transmitted via any standard form of transmittal telecommunication to the Licensor and Licensees c/o Nathan A. Chapman, Jr., 401 E. Pratt Street, 28th Floor, Baltimore, MD 21201-2978.

     13.   Severability.

     The provisions of this Agreement shall not be severable, and if any provision of this Agreement shall be held or declared to be illegal, invalid, or unenforceable, this Agreement shall be deemed to be terminated in accordance with the terms regarding termination. Notwithstanding the foregoing, Licensor may in its sole discretion determine that the illegality, invalidity or unenforceability of any provision is not material, in which event such illegality, invalidity or unenforceability shall not affect any other provision hereof, and the remainder of this Agreement, disregarding such invalid portion, shall continue in full force and effect as though such invalid provision had not been contained herein.

     14.   Entire Agreement.

     This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and cancels all previous written or oral understandings, agreements, negotiations, commitments, or any other writing or communications in respect of such subject matter. This Agreement may not be released, discharged, abandoned, changed, or modified in any matter except by an instrument in writing signed by each of the parties hereto.

     15.   Governing Law; Venue.

     This Agreement shall be deemed to be made and entered into pursuant to the laws of the State of Maryland and, in the event of any dispute, shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Maryland and the United States of America. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Maryland or any Maryland state court in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Maryland or a Maryland state court.

     16.   Waiver.

     The waiver by either of the parties hereto of any breach of any provision hereof by the other party shall not be construed to be either a waiver of any succeeding breach of any such provision or a waiver of the provision itself.

                                      5

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     17. Nature of Relationship.

     Nothing herein shall be construed to place the parties in a relationship of partners or joint venturers, and neither party shall have the power to obligate or bind the other in any manner whatsoever.

     18. Survival.

     The provisions of Sections 4, 8, 10, 11 and 15 hereof shall survive termination or expiration of this Agreement.


                                       6

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     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date specified above.


WITNESS                                LICENSOR:

/s/ M. Lynn Ballard                    /s/ Nathan A. Chapman, Jr.
------------------------------         ------------------------------
                                       Nathan A. Chapman, Jr.



ATTEST:                                LICENSEES:

                                       CHAPMAN CAPITAL MANAGEMENT
                                       HOLDINGS, INC.


By: /s/ M. Lynn Ballard                By: /s/ Nathan A. Chapman, Jr.
------------------------------         ------------------------------
                                           Nathan A. Chapman, Jr.
                                           President



ATTEST:                                CHAPMAN CAPITAL
                                       MANAGEMENT, INC.


By: /s/ M. Lynn Ballard                By: /s/ Nathan A. Chapman, Jr.
------------------------------         ------------------------------
                                           Nathan A. Chapman, Jr.
                                           President


                                       7



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                                    Appendix



1. Domestic Emerging Markets-Registered Trademark-


2. DEM-Registered Trademark-


3. LOGO-TM-


4. DEM Index-TM-


5. DEM Profile-TM-


6. DEM Universe-TM-


7. DEM Company-TM-


8. DEM Multi-Manager-TM-


9. Chapman-TM-